EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 23, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Microsemi Corporation, which appears in Microsemi’s Annual Report on Form 10-K for the year ended October 3, 2010.

/s/ PricewaterhouseCoopers LLP

Irvine, California

December 13, 2010